Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports Third Quarter 2020 Results

PHOENIX, Ariz. – (Globe Newswire) – October 28, 2020 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended September 27, 2020.

Third Quarter Highlights:

•	Net sales of $1.6 billion; a 9.5% increase from the same period in 2019
•	Comparable store sales growth of 4.2% and two-year comparable store sales growth of 5.7%
•	Net income of $60 million and adjusted net income(1) of $62 million; compared to net income and adjusted net income of $26 million from the same period in 2019
•	Diluted earnings per share of $0.51 and adjusted diluted earnings per share(1) of $0.52; compared to $0.22 diluted and adjusted diluted earnings per share from the same period in 2019

“Sprouts continues to prioritize the wellbeing of our team members and customers through our safe store operations and the wholesome foods we offer,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Our strong financial performance in the third quarter was driven by our curation of healthy offerings, coupled with ongoing strategic changes. With each passing quarter, the progression of our strategy strengthens our conviction in our long-term growth and our ability to provide exceptional returns for years to come.”

________________________________________________________________________________________

[1]

Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items.  See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Third Quarter 2020 Financial Results

Net sales for the third quarter of 2020 were $1.6 billion, a 9.5% increase compared to the same period in 2019. Net sales growth was driven by continued demand from the COVID-19 pandemic, contributing to a 4.2% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 23% to $585 million, resulting in a gross profit margin of 37.1%, an increase of 400 basis points compared to the same period in 2019. A number of sustainable strategic changes contributed to this increase, from promotional activities to shrink initiatives, partially accelerated by the COVID-19 landscape, as well as positive leverage from additional sales.

Selling, general and administrative expenses (“SG&A”) for the quarter increased $71 million to $475 million, or 30.1% of sales, a deleverage of 200 basis points compared to the same period in 2019. Increased team member bonuses and store operational expenses from COVID-19 were approximately $34 million for the third quarter, driving the deleverage.  Additionally, with our elevated ecommerce sales, we realized increased ecommerce fees, which were offset by other efficiencies and leveraging fixed costs on our higher sales.

Depreciation and amortization for the quarter increased 1.0% to $31 million, or 2.0% of sales, a decrease of 10 basis points compared to the same period in 2019.

Store closure and other costs, net for the quarter were $0.3 million compared to $2.1 million in the same period of 2019.

Net income for the quarter was $60 million and diluted earnings per share (“EPS”) was $0.51, compared with $26 million and $0.22, respectively, in 2019. Excluding the impact of special items, adjusted net income was $62 million and adjusted diluted EPS was $0.52; an increase of 136% from the same period in 2019 (see “Non-GAAP Financial Measures”).

Unit Growth and Development

During the third quarter of 2020, Sprouts opened six new stores, resulting in a total of 356 stores in 23 states as of September 27, 2020.

Leverage and Liquidity

Sprouts generated cash from operations of $410 million year-to-date through September 27, 2020 and invested $76 million in capital expenditures net of landlord reimbursements, primarily for new stores. After paying down $176 million of outstanding debt, Sprouts ended the quarter with $275 million in loans and $34 million of letters of credit outstanding under its revolving credit facility, and $138 million in cash and cash equivalents.

Fourth Quarter 2020 and Full Year 2021 Outlook

As customers continue to consume much of their food at home due to the COVID-19 pandemic, grocery spend and ecommerce penetration have remained at elevated levels, as do additional company expenses. For the fourth quarter we expect our comparable store sales to be in the low single digits and inclusive of the 53rd week, adjusted diluted EPS to be between $0.36 to $0.40, which translates into a full-year adjusted diluted EPS range of $2.26 to $2.30, on a 53-week basis.

“We remain confident in executing our long-term unit growth plans, winning with our target customer, maintaining our strong balance sheet and delivering sustainable superior returns,” said Denise Paulonis, chief financial officer of Sprouts Farmers Market. “As we build out our 2021 plans, we are more focused than ever on maintaining the momentum we have captured in 2020, giving us confidence that our earnings before interest and taxes in 2021 will be in the range of $285 to $305 million.”

Third Quarter 2020 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, October 28, 2020, during which Sprouts executives will further discuss third quarter 2020 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: +1-408-337-0130
•	Conference ID: 5589871

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 5589871.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest growing retailers in the country, Sprouts employs approximately 35,000 team members and operates more than 350 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net sales	$1,577,598	$1,440,222	$4,866,925	$4,269,844
Cost of sales	992,829	963,497	3,075,665	2,843,989
Gross profit	584,769	476,725	1,791,260	1,425,855
Selling, general and administrative expenses	475,053	404,285	1,400,234	1,162,226
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,067	30,764	92,637	89,788
Store closure and other costs, net	268	2,119	(344)	3,396
Income from operations	78,381	39,557	298,733	170,445
Interest expense, net	3,117	5,557	11,681	15,997
Income before income taxes	75,264	34,000	287,052	154,448
Income tax provision	15,023	7,740	67,999	36,453
Net income	$60,241	$26,260	$219,053	$117,995
Net income per share:
Basic	$0.51	$0.22	$1.86	$0.98
Diluted	$0.51	$0.22	$1.85	$0.98
Weighted average shares outstanding:
Basic	117,947	118,029	117,775	119,846
Diluted	118,450	118,174	118,157	120,227

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 27, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$137,518	$85,314
Accounts receivable, net	24,258	15,713
Inventories	257,255	275,979
Prepaid expenses and other current assets	18,948	10,833
Total current assets	437,979	387,839
Property and equipment, net of accumulated depreciation	735,670	741,508
Operating lease assets, net	1,040,329	1,028,436
Intangible assets, net of accumulated amortization	184,960	185,395
Goodwill	368,878	368,078
Other assets	14,407	11,727
Total assets	$2,782,223	$2,722,983
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$163,259	$122,839
Accrued liabilities	138,996	136,482
Accrued salaries and benefits	72,155	48,579
Accrued income tax	4,089	2,005
Current portion of operating lease liabilities	130,088	106,153
Current portion of finance lease liabilities	994	754
Total current liabilities	509,581	416,812
Long-term operating lease liabilities	1,074,267	1,078,927
Long-term debt and finance lease liabilities	285,704	549,419
Other long-term liabilities	50,140	41,517
Deferred income tax liability	54,585	54,356
Total liabilities	1,974,277	2,141,031
Commitments and contingencies (Note 6)
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 117,950,276 shares issued and outstanding, September 27, 2020; 117,543,668 shares issued and outstanding, December 29, 2019	117	117
Additional paid-in capital	682,709	670,966
Accumulated other comprehensive income (loss)	(9,484)	(4,682)
Retained earnings (Accumulated deficit)	134,604	(84,449)
Total stockholders’ equity	807,946	581,952
Total liabilities and stockholders’ equity	$2,782,223	$2,722,983

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	September 27, 2020	September 29, 2019
Cash flows from operating activities
Net income	$219,053	$117,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	94,748	91,546
Operating lease asset amortization	71,765	62,251
Store closure and other costs, net	(321)	850
Share-based compensation	10,400	6,901
Deferred income taxes	228	(245)
Other non-cash items	1,996	(2,873)
Changes in operating assets and liabilities:
Accounts receivable	7,372	28,978
Inventories	18,724	(21,348)
Prepaid expenses and other current assets	(8,937)	(2,379)
Other assets	(2,575)	(762)
Accounts payable	45,806	63,947
Accrued liabilities	(7)	32,963
Accrued salaries and benefits	23,577	(4,054)
Accrued income tax	2,083	3,764
Operating lease liabilities	(79,602)	(52,209)
Other long-term liabilities	5,954	(2,013)
Cash flows from operating activities	410,264	323,312
Cash flows used in investing activities
Purchases of property and equipment	(95,874)	(146,480)
Cash flows used in investing activities	(95,874)	(146,480)
Cash flows used in financing activities
Proceeds from revolving credit facilities	—	187,405
Payments on revolving credit facilities	(263,000)	(125,405)
Payments on finance lease obligations	(474)	(536)
Repurchase of common stock	—	(163,310)
Proceeds from exercise of stock options	1,343	4,483
Other	—	(320)
Cash flows used in financing activities	(262,131)	(97,683)
Increase in cash, cash equivalents, and restricted cash	52,259	79,149
Cash, cash equivalents, and restricted cash at beginning of the period	86,785	2,248
Cash, cash equivalents, and restricted cash at the end of the period	$139,044	$81,397

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen and thirty-nine weeks ended September 27, 2020 and September 29, 2019 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen and thirty-nine weeks ended September 27, 2020 and September 29, 2019:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income	$60,241	$26,260	$219,053	$117,995
Income tax provision	15,023	7,740	67,999	36,453
Interest expense, net	3,117	5,557	11,681	15,997
Earnings before interest and taxes (EBIT)	78,381	39,557	298,733	170,445
Special items:
Strategic initiatives (1)	2,416	—	7,033	—
Store closures (2)	—	—	—	508
Adjusted EBIT	80,797	39,557	305,766	170,953

Depreciation, amortization and accretion	31,647	31,335	94,428	91,546
Adjusted EBITDA	$112,444	$70,892	$400,194	$262,499

Net income	$60,241	$26,260	$219,053	$117,995
Special Items:
Strategic initiatives, net of tax (1)	1,795	—	5,226	—
Store closures, net of tax (2)	—	—	—	377
Adjusted Net income	$62,036	$26,260	$224,279	$118,372
Diluted earnings per share	$0.51	$0.22	$1.85	$0.98
Adjusted diluted earnings per share	$0.52	$0.22	$1.90	$0.98

Diluted weighted average shares outstanding	118,450	118,174	118,157	120,227

(1)	Includes professional fees related to our ongoing strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.
(2)	Includes the direct costs associated with store closures and relocation. After-tax impact includes the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

10/28/20